AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

        THIS AMENDMENT NO. 1 is made as of the 28th day of August, 2006 and amends the Employment Agreement dated as of May 2, 2001 (the “Original Agreement”) by and between HENNESSY ADVISORS, INC., a California corporation (the “Company”), and NEIL J. HENNESSY (“Employee”).

Background

        The Initial Term of the Original Employment Agreement has expired. The Company desires to retain the services of the Employee, and the Employee desires to be employed by the Company, in accordance with the terms and conditions set forth in the Original Agreement, as amended by this Amendment No. 1. Accordingly, the parties agree as follows (all capitalized terms not otherwise defined herein have the meanings given to them in the Original Agreement, and section references below refer to the sections of the Original Agreement):

        1.    Term. The new term (“Renewal Term”) of this Agreement shall continue until the fifth anniversary of last day of the Initial Term of the Original Agreement, unless earlier terminated as provided herein. On such fifth anniversary date and each anniversary date thereafter, the term of this Agreement automatically shall be extended for an additional one year term (the “Extended Term”) unless either party hereto shall have provided written notice to the other party hereto of its, or his, intent not to extend this Agreement not less than sixty (60) days prior to the end of the Renewal Term or the Extended Term, as the case may be. For purposes of this Agreement, “Term” means the Renewal Term and, if so extended, the Extended Term.

        2.    Compensation. Section 3(b) of the Original Agreement is amended to read in full as follows:

        (b)        Bonus Compensation. The Board shall grant to Employee an annual bonus equal to 10% of the pre-tax profit of the Company for each fiscal year as computed for financial reporting purposes in accordance with generally accepted accounting principles, except that pre-tax profit shall be computed without regard to any bonuses payable for the fiscal year (“Annual Bonus”). An amount equal to 50% of the estimated Annual Bonus shall be payable on October 15 for the preceding fiscal year, and the balance of the Annual Bonus shall be payable within 30 days after the Company’s accountants have completed their audit of the Company’s financial statements for the fiscal year.

(Signature page follows)

        IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed all as of the day and year first above written. Except as amended hereby, the Original Agreement shall remain in full force and effect.

HENNESSY ADVISORS, INC.
By: /s/ Daniel B. Steadman
Name: Daniel B. Steadman
Title: Executive Vice President
Company
/s/ Neil J. Hennessy
Neil J. Hennessy
Employee

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